EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Generex Biotechnology Corporation
33 Harbour Square
Suite 202
Toronto, Ontario
M5J 2G2

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 30, 2005, relating to the consolidated financial statements and schedules of Generex Biotechnology Corporation, appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody LLP
Toronto, Ontario
June 23, 2006